Exhibit 23.3


RP FINANCIAL, LC.
_______________________________________
Financial Services Industry Consultants

                                                               November 20, 1998




Board of Directors
Capitol Federal Savings and Loan Association
700 Kansas Avenue
Topeka, Kansas   66603


Members of the Board of Directors:


         We hereby consent to the use of our firm's name in the Form MHC-1 for Capitol Federal Savings and Loan Association and Form MHC-2 and Application on Form H-e(1) for Capitol Federal Financial and any amendments thereto, and in the Form S-1 Registration Statement and any amendments thereto for Capitol Federal Financial. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Capitol Federal Financial.


                                             Respectfully submitted,

                                             RP FINANCIAL, LC.


                                             /s/ Ronald S. Riggins
                                             -----------------------------------
                                                 Ronald S. Riggins
                                                 President and Managing Director



________________________________________________________________________________
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Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA  22209                                      Fax No: (703) 528-1788